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                                     EXHIBIT

To:      FNB Financial Service Corporation Employees'
            Savings Plus and Profit Sharing Plan


Gentlemen:

In connection with the filing of a Form 11-K for the 1999 fiscal year for the Plan, we hereby confirm that we are unable to timely furnish our report on the Plan's audited financial statements for the following reason: Delays in obtaining the documentation needed to complete the audit caused by parties other than the registrant.

                                           Sincerely,

                                           PricewaterhouseCoopers, LLP


June 27, 2000